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                                                                   EXHIBIT 10.17

                   ASSIGNMENT OF SECURITY INTEREST IN PATENTS


         THIS ASSIGNMENT of a security interest (the "Agreement") is made this 16th day of November, 1998, by VSI ENTERPRISES, INC., a Delaware corporation, having its principal place of business at 5801 Goshen Springs Road, Norcross, Georgia 30071 (hereinafter referred to as "Assignor"), to THOMSON KERNAGHAN & CO., LTD., having its principal place of business at 75 Lowther Avenue, Toronto, Ontario, Canada MR 1C9 (hereinafter referred to as "Assignee"):

                                  WITNESSETH:

         WHEREAS, Assignor is the maker of a promissory note, dated the date hereof, in the principal amount of $900,000.00, payable to the order of Assignee (the "Note"), and

         WHEREAS, Assignor is the sole and exclusive owner of United States Letters Patent Nos. 5,568,183; 5,515,099; 5,526,037; 5,598,209; 5,583,209;
5,583,565; 5,528,289; and 5,589,978 (collectively, the "Patents"); and

WHEREAS, as security for the payment of the Note, Assignor desires to assign a security interest in its right, title and interest in and to said Patents and the inventions disclosed thereby to Assignee, and

         WHEREAS, Assignee desires to acquire a security interest in Assignor's right, title and interest in and to said Patents and the inventions disclosed thereby;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor hereby assigns and grants to Assignee, its successors and assigns, a security interest in all right, title and interest of Assignor in and to the Patents and the inventions disclosed thereby as security for the Note, such right, title and interest to be held until all principal, interest and liquidated damages due under the Note are paid in full or to the full end of the term for which said Patents or any reissues, renewals or extensions thereof have been or may be granted, whichever event shall first occur.

         Assignor covenants and agrees that it will at any time on request by Assignee execute and deliver any and all papers that may be reasonably necessary to perfect the security interest of Assignee in and to said Patents and the inventions disclosed thereby. Assignee agrees that upon payment in full of all principal, interest and liquidated damages due under this Note, Assignee will promptly execute and deliver to Assignor any and all documents, instruments and other papers that may be necessary, in the reasonable opinion of Assignor, to release and terminate the security interest granted herein and all right, title and interest of Assignee in, to and under the Patents.

Assignor and Assignee acknowledge their mutual intent that all security interests contemplated herein are given as a contemporaneous exchange for new value to Assignor.

No Transfer of Ownership Prior to Default. Assignor does hereby make, constitute and appoint Assignee and its designees, as Assignor's true and lawful attorney in fact, with full power of substitution, to transfer the Patents to the Assignee or such other name as designated by Assignee. Such power may be exercised in the sole discretion of Assignee, but only upon a default as set forth in the "Default" section of this Agreement.

         Assignor agrees to give full cooperation and to use its best efforts to take all such actions and to execute all such documents as may be necessary or appropriate to effect any sale, transfer or other disposition of the Patents, upon a default as set forth in the "Default" section of this Agreement.

         Assignor agrees to pay any and all expenses and out of pocket costs, including, reasonable attorneys fees and costs, incurred by Assignee in connection with enforcement of the terms of this Agreement upon a default by Assignor and the payment thereof shall be secured by the Patents.


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     Representations and Warranties Concerning the Patents.  Assignor represents and warrants that:

a.       Assignor is the sole owner of the Patents.

b. The Patents are not subject to any security interest, lien, prior assignment, or other encumbrance of any nature whatsoever except for current taxes and assessments, if any, which are not delinquent and the security interest created by this Agreement.

Covenants Concerning the Patents.  Assignor covenants that:

a. Assignor will keep the Patents free and clear of any and all security interests, lien, assignments or other encumbrances, except those for current taxes and assessments, if any, which are not delinquent and those arising from this Agreement.

b. Assignor agrees to give good faith, diligent cooperation to Assignee and to perform such other acts reasonably requested by Assignee for perfection and enforcement of said security interests.

         DEFAULT.   TIME IS OF THE ESSENCE OF THIS AGREEMENT.  THE OCCURRENCE
         OF ANY OF THE FOLLOWING EVENTS SHALL CONSTITUTE A DEFAULT UNDER THIS
         AGREEMENT:

a. Any representation or warranty made by or on behalf of Assignor in this Agreement is materially false or materially misleading when made;

b. Assignor fails in the payment or performance of any obligation, covenant, agreement or liability created by this Agreement; or

c.       Any Default under the Note referred to in this Agreement.

No course of dealing or any delay or failure to assert any default shall constitute a waiver of that default or of any prior or subsequent default.

Remedies. Upon the occurrence of any default under this Agreement, Assignee shall have the following rights and remedies, in addition to all other rights and remedies existing at law, in equity, or by statute or provided in the Note;

a. Assignee shall have the rights and remedies available under the Uniform Commercial Code;

b. If Assignor fails to cure any default within fifteen (15) days after Assignor's receipt of written notice of default from Assignee, Assignee may sell, assign, deliver or otherwise dispose of any or all of the Patents for cash and/or credit and upon such terms and at such place or places, and at such time or times, and to such person, firms, companies or corporation as Assignee reasonably believes expedient, without any advertisement whatsoever, and, after deducting the reasonable costs and out-of-pocket expenses incurred by Assignee, including, without limitation, (1) reasonable attorney fees and legal expenses, (2) advertising of sale of the Patents, (3) sale commissions, (4) sales tax, and (5) costs for preservation and protection of the Patents, apply the remainder to pay, or to hold as a reserve against, the obligations secured by this Agreement.

Voidable Transfers.

If the incurring of any debt by Assignor or the payment of any money or transfer of property to Assignee by or on behalf of Assignor should for any reason subsequently be determined to be "voidable" or "avoidable" in whole or in part within the meaning of any state or federal law (collectively "voidable transfer"), including, without limitation, fraudulent conveyances or preferential transfers under the United States Bankruptcy Code or any other federal or state law, and Assignee is required to repay or restore any voidable transfers or the amount of any portion thereof, or upon the advise of Assignee's counsel is advised to do so, then, as to any such amount or property repaid or restored, including all reasonable


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costs, expenses, and attorneys fees of Assignee related thereto, the liability of Assignor, and each of them, and this Agreement, shall automatically be revived, reinstated and restored and shall exist as though the voidable transfers had never been made.

Notice.

Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed: (i) if to the Assignor at its executive offices and (ii) if to the Assignee, c/o William S. Hechter, at 75 Lowther Avenue, Toronto, Ontario, Canada M5R 1C9.

Miscellaneous.

The rights and remedies herein conferred are cumulative and not exclusive of any other rights and remedies and shall be in addition to every other right, power and remedy herein specifically granted or hereafter existing at law, in equity, or by statute which Assignee might otherwise have, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Assignee may deem expedient. No delay or omission in the exercise of any such right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver thereof or of any default or to be an acquiescence therein.

In the event of breach or default under the terms of this Agreement by Assignor, Assignor agrees to pay all reasonable attorneys fees and legal expenses incurred by or on behalf of Assignee in enforcement of this Agreement, in exercising any remedy arising from such breach or default, or otherwise related to such breach or default. Assignor additionally agrees to pay all reasonable costs and out-of-pocket expenses, including, without limitation, reasonable attorneys fees and legal expenses incurred by Assignee in obtaining possession of Patents, and other otherwise incurred in foreclosing upon the Patents.

         Regardless of any breach or default, Assignor agrees to pay all expenses, including reasonable attorneys fees and legal expenses, incurred by Assignee in any bankruptcy proceeding of any type involving Assignor, the Patents, or this Agreement, including, without limitation, expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash Patents, or relating to any plan of reorganization.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         Any provision of this Agreement which is prohibited and unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         All references in this Agreement to the singular shall be deemed to include the plural if the context so requires and vice versa. Reference in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

         All agreements, representations, warranties and covenants made by Assignor shall survive the execution and delivery of this Agreement, the filing and consummation of any bankruptcy proceedings, and shall continue in effect so long as any obligation to Assignee contemplated by this Agreement is outstanding and unpaid, notwithstanding any termination of this Agreement. All agreements, representations, warranties and covenants in this Agreement shall bind the party making the same and its heirs and successors, and shall be to the benefit of and be enforceable by each party for whom made their respective heirs, successors and assigns.

         This Agreement constitutes the entire agreement between Assignor and Assignee as to the subject matter hereof and may not be altered or amended except by written agreement signed by Assignor and Assignee. All other prior and contemporaneous understandings between the parties hereto as to the subject matter hereof are rescinded.


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         IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be executed by their respective duly authorized corporate officers as of the date and year first above written.

                                   ASSIGNOR:

                                   VSI ENTERPRISES, INC.

                                   By:    /s/ Julia B. North
                                          ------------------
                                   Name:  Julia B. North
                                   Title: President & CEO

                                   ASSIGNEE:

                                   THOMSON KERNAGHAN & CO., INC.

                                   By:    /s/ Mark Valentine
                                          ------------------
                                   Name:  Mark Valentine
                                   Title: Vice President & Director


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